Exhibit 99.2

For Immediate Release

UNIVERSITY GENERAL HEALTH SYSTEM, INC. ACQUIRES AUTIMIS, LLC AND AUTIMIS MEDICAL BILLING, LLC

REVENUE CYCLE MANAGEMENT COMPANY SHOULD IMPROVE CONTROL OF CASH FLOW AT FACILITIES
WITHIN UNIVERSITY GENERAL HEALTH CARE NETWORK

HOUSTON, Texas – June 30, 2011 – University General Health System, Inc. (“University General”) (OTCQB: UGHS) (Other OTC: UGHS.PK), a diversified, integrated multi-specialty health delivery system, today announced the acquisition of 100% of Autimis, LLC and Autimis Medical Billing, LLC (together “Autimis”) for shares of UGHS common stock.

Autimis is a revenue cycle management company that specializes in serving hospitals, ambulatory surgery centers, outpatient laboratories and free-standing outpatient emergency rooms.  It provides full revenue cycle management to these facilities, including billing, coding, revenue capture and ongoing charge description master maintenance.  Currently, Autimis has customers in Texas, New Mexico, Illinois and Florida.  Management projects that Autimis should produce earnings of approximately $1,600,000 on net revenue of approximately $4,000,000 in 2011.

In addition, Autimis has developed several proprietary software applications that aid in revenue capture and ultimately the cash receipts for its clients.  Revenaid Practice Management™ is a physician scheduling, billing and electronic medical records application.  Revenaid AR Workflow™ is an accounts receivable follow-up tool that automates the insurance collections process and tracks insurance contract compliance based upon insurance payments received.  Revenaid Executive Management™ is a web-based business intelligence system that provides detailed analysis of trended metrics on an hourly basis.  These applications allow health care facilities to react quickly to changing business trends throughout their organizations.

“This represents a strategic acquisition that will allow us to better control cash flow at each of our facilities,” stated Hassan Chahadeh, M.D., Chairman, President and Chief Executive Officer of University General Health System, Inc.  “We will also be able to market several of the advanced products to Autimis’ expanding customer base, which we believe will in turn lead to potential new acquisitions for University General in the health care industry.”

University General Health System, Inc.

University General Health System, Inc. ("University General") is a diversified, integrated multi-specialty health care provider that delivers concierge physician- and patient-oriented services by providing timely, innovative health solutions that are uniquely competitive, efficient, and adaptive in today’s health care delivery environment. The Company currently operates one hospital, two free-standing emergency rooms, and one ambulatory surgical center in the Houston area.  Also, the Company owns three senior living facilities and manages six senior living facilities, and it plans to complete multiple additional acquisitions in 2011 and future years in Houston and other markets.

A fully-reporting company, University General Health System, Inc. is headquartered in Houston, Texas, and its common stock trades on the OTCQB Exchange under the symbol “UGHS”.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful execution of growth strategies, product development and acceptance, the impact of competitive services and pricing, general economic conditions, and other risks and uncertainties described in the Company’s periodic filings with the Securities and Exchange Commission.

For Additional Information, Please Contact:

RJ Falkner & Company, Inc., Investor Relations Counsel at (830) 693-4400 or via email at info@rjfalkner.com